EXHIBIT 32.1

CERTIFICATION PURSUANT TO § 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Form 10-K of STERIS Corporation (the “Company”) for the fiscal year ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/S/ LES C. VINNEY
Name: Title:	Les C. Vinney President and Chief Executive Officer

/S/ MICHAEL J. TOKICH
Name: Title:	Michael J. Tokich Vice President and Corporate Controller

Date: May 29, 2007

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